EXHIBIT 99.1

The Community Financial Corporation Reports a 46% Increase in Net Income for First Quarter of 2017

WALDORF, Md., April 20, 2017 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ:TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the first quarter of 2017. Net income was $2.3 million for the three months ended March 31, 2017, an increase of $734,000 or 45.6%, compared to $1.6 million for the three months ended March 31, 2016. Earnings per common share (diluted) at $0.51 increased $0.16 from $0.35 per common share (diluted) for the three months ended March 31, 2016.  The Company’s returns on average assets and common stockholders’ equity for the first quarter of 2017 were 0.70% and 8.78%, respectively, compared to 0.56% and 6.37%, respectively, for the first quarter of 2016.

The Company continued to increase profits recording its sixth consecutive quarter of earnings growth. Net income of $2.3 million for the three months ended March 31, 2017 increased $320,000 compared to $2.0 million of net income for the fourth quarter of 2016. Earnings per common share (diluted) at $0.51 increased $0.07 from $0.44 per common share (diluted) for the three months ended December 31, 2016.  The Company’s returns on average assets and common stockholders’ equity for the first quarter of 2017 were 0.70% and 8.78%, respectively, compared to 0.62% and 7.68%, respectively, for the fourth quarter of 2016.  The increase in net income from the fourth quarter was the result of increased net interest income of $201,000, a lower provision for loan losses of $290,000 partially offset by small variances in noninterest expense and noninterest income and higher income tax expense due to higher pretax earnings.

William J. Pasenelli, Chief Executive Officer and Vice-Chairman of the Board, stated, “Our 2016 loan growth, expected loan growth for 2017 and continued focus on controlling expenses should position the Company to further increase operating leverage during 2017. The Company’s efficiency ratio1 improved seven percentage points to 64% for the first quarter of 2017 from 71% for the three months ended March 31, 2016. In addition, the net operating expense ratio2  has been below 2.0% for two consecutive quarters and improved to 1.94% for the first quarter of 2017.”

James M. Burke, Chief Risk Officer of the Company and President of the Bank stated, “I am pleased that our asset quality has continued to improve. Classified assets and non-performing assets are trending down and have improved in each of the last five quarters.  Non-accrual loans and OREO have decreased $6.8 million and as a percentage of assets to 1.07% of assets at March 31, 2017 compared to 1.82% at March 31, 2016. In addition, our delinquency has decreased to 0.66% of total loans from 1.13% for the same time period in 2016.”

Net interest margin for the three months ended March 31, 2017 declined slightly compared to the fourth quarter of 2016, decreasing five basis points from 3.45% to 3.40%, respectively. The decrease was expected and attributable to slight yield compression in loans and an increase in the use of short-term FHLB wholesale funding in the first quarter of 2017.  The majority of the loan yield compression was due to an increase in average residential first mortgages that were purchased during the fourth quarter of 2016. Commercial real estate yields remained stable at 4.42% during fourth quarter of 2016 and the first quarter of 2017.  Based on the Company’s intentions to slow the growth of the residential first mortgage portfolio during 2017 in favor of more commercial loan growth, overall loan yields could be positively impacted during 2017.

1 Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.

2 Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

Net Interest Income

Net interest income increased 13.6% or $1.3 million to $10.7 million for the three months ended March 31, 2017 compared to $9.4 million for the three months ended March 31, 2016. Net interest margin at 3.40% for the three months ended March 31, 2017 decreased 10 basis points from 3.50% for the three months ended March 31, 2016. Average interest-earning assets were $1,254.5 million for the first quarter of 2017, an increase of $180.7 million or 16.8%, compared to $1,073.8 million for the same quarter of 2016.

Net interest margin declined during the first quarter of 2017, primarily due to reduced yields on loans. Yields on the loan portfolio decreased from 4.59% for the three months ended March 31, 2016 to 4.42% for three months ended March 31, 2017. Yields were reduced compared to the prior year due to the Bank’s increased investment in residential mortgages and the low intermediate term interest rates that were depressed for most of 2016, with the ten year U.S. Treasury rate as low as 1.37% (July 8, 2016).

A small increase in the cost of funds slightly impacted net interest margin for the comparable periods. The cost of funds increased one basis point to 0.74% for the three months ended March 31, 2017 compared to 0.73% for the three months ended March 31, 2016. The Company continued to make progress in controlling deposit costs by increasing transaction deposits as a percentage of overall deposits. Average transaction deposits, which include savings, money market, interest-bearing demand and noninterest bearing demand accounts, for the three months ended March 31, 2017 increased $79.2 million, or 15.1%, to $605.7 million compared to $526.5 million for the comparable period in 2016. Average transaction accounts as a percentage of total deposits increased from 57.0% for the three months ended March 31, 2016 to 57.9% for the three months ended March 31, 2017.

Noninterest Income and Noninterest Expense

Noninterest income was flat at $875,000 for the three months ended March 31, 2017 compared to $850,000 for the three months ended March 31, 2016.

Noninterest expense averaged just below $7.3 million per quarter during 2016. The Company focused during the prior year on controlling the growth of expenses by streamlining internal processes and reviewing vendor relationships. These efforts resulted in a reduction in nine FTEs, from 171 employees to 162 employees, during the year ended December 31, 2016. The Company’s strategy to create operating leverage through continued asset growth combined with controlling the growth in expenses will continue during 2017.

For the three months ended March 31, 2017, noninterest expense increased 1.9%, or $139,000, to $7.4 million from $7.2 million for the comparable period in 2016. The Company’s efficiency ratio for the three months ended March 31, 2017 and 2016 was 63.89% and 70.68%, respectively. The Company’s net operating expense ratio as a percentage of average assets for the three months ended March 31, 2017 and 2016 was 1.94% and 2.21%, respectively. These ratios have improved in each successive quarter since the three months ended December 31, 2015.  The following is a summary breakdown of noninterest expense:

	Three Months Ended March 31,
(dollars in thousands)	2017	2016	$ Change	% Change
Compensation and Benefits	$4,313	$4,152	$161	3.9%
OREO Valuation Allowance and Expenses	195	301	(106)	(35.2%)
Operating Expenses	2,871	2,787	84	3.0%
Total Noninterest Expense	$7,379	$7,240	$139	1.9%

Balance Sheet and Asset Quality

Balance Sheet

Total assets at March 31, 2017 were $1.36 billion, an increase of $21.8 million or 6.4% annualized growth, compared to total assets of $1.33 billion at December 31, 2016. The increase in total assets was primarily attributable to growth in loans. Net loans increased $24.9 million, or 9.2% annualized growth, from $1,079.5 million at December 31, 2016 to $1,104.4 million at March 31, 2017, principally due to increases in loans secured by commercial real estate and residential first mortgages.

The following is a breakdown of the Company’s loan portfolio at March 31, 2017 and December 31, 2016:

(dollars in thousands)	March 31, 2017%		December 31, 2016%

Commercial real estate	$677,205	60.79%	$667,105	61.25%
Residential first mortgages	178,903	16.06%	171,004	15.70%
Residential rentals	100,891	9.06%	101,897	9.36%
Construction and land development	37,761	3.39%	36,934	3.39%
Home equity and second mortgages	21,392	1.92%	21,399	1.97%
Commercial loans	55,091	4.95%	50,484	4.64%
Consumer loans	439	0.04%	422	0.04%
Commercial equipment	42,060	3.78%	39,737	3.65%
	1,113,742	100.00%	1,088,982	100.00%
Less:
Deferred loan fees and premiums	(736)	-0.07%	(397)	-0.04%
Allowance for loan losses	10,109	0.91%	9,860	0.91%
	9,373		9,463
	$1,104,369		$1,079,519

Deposits increased by 5.0% annualized, or $13.0 million, to $1,051.8 million at March 31, 2017 compared to $1,038.8 million at December 31, 2016.  The Company uses both traditional and reciprocal brokered deposits. Traditional brokered deposits at March 31, 2017 and December 31, 2016 were $130.3 million and $131.0 million, respectively. Reciprocal brokered deposits are used to maximize FDIC insurance available to our customers. Reciprocal brokered deposits at March 31, 2017 and December 31, 2016 were $67.5 million and $70.7 million, respectively. The following is a breakdown of the Company’s deposit portfolio at March 31, 2017 and December 31, 2016:

	March 31, 2017		December 31, 2016
(dollars in thousands)	Balance	%	Balance	%
Noninterest-bearing demand	$149,410	14.21%	$144,877	13.95%
Interest-bearing:
Demand	155,964	14.83%	162,823	15.67%
Money market deposits	253,531	24.10%	248,049	23.88%
Savings	52,899	5.03%	50,284	4.84%
Certificates of deposit	439,985	41.83%	432,792	41.66%
Total interest-bearing	902,379	85.79%	893,948	86.05%

Total Deposits	$1,051,789	100.00%	$1,038,825	100.00%

Transaction accounts	$611,804	58.17%	$606,033	58.34%

Long-term debt and short-term borrowings increased $8.5 million from $144.6 million at December 31, 2016 to $153.1 million at March 31, 2017. The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes.

During the three months ended March 31, 2017, stockholders’ equity increased $2.1 million to $106.6 million. The increase in stockholders’ equity was due to net income of $2.3 million, a current year decrease in accumulated other comprehensive loss of $127,000 and net stock related activities related to stock-based compensation of $121,000. These increases to capital were partially offset by quarterly common dividends paid of $450,000. Common stockholders' equity of $106.6 million at March 31, 2017 resulted in a book value of $22.96 per common share compared to $22.54 at December 31, 2016. The Company remains well-capitalized at March 31, 2017 with a Tier 1 capital to average assets ratio of 8.91%.

Asset Quality

The Company continues to pursue its approach of maximizing contractual rights with individual classified customer relationships. The objective is to move non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe off the balance sheet. The Company is encouraging existing classified customers to obtain financing with other lenders or enforcing its contractual rights. Management believes this strategy is in the best long-term interest of the Company. As a result of these efforts, non-accrual loans and OREO to total assets have decreased from 1.83% at December 31, 2015, to 1.21% at December 31, 2016, and to 1.07% at March 31, 2017.  Non-accrual loans, OREO and TDRs to total assets decreased from 2.98% at December 31, 2015, to 1.99%, at December 31, 2016, and to 1.83% at March 31, 2017.

Management considers classified assets to be an important measure of asset quality. Classified assets have been trending downward the last several years. The following is a breakdown of the Company’s classified and special mention assets at March 31, 2017 and December 31, 2016, 2015, 2014 and 2013, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of 03/31/2017	As of 12/31/2016	As of 12/31/2015	As of 12/31/2014	As of 12/31/2013
Classified loans
Substandard	$28,920	$30,463	$31,943	$46,735	$47,645
Doubtful	-	137	861	-	-
Loss	-	-	-	-	-
Total classified loans	28,920	30,600	32,804	46,735	47,645
Special mention loans	1,374	-	1,642	5,460	9,246
Total classified and special mention loans	$30,294	$30,600	$34,446	$52,195	$56,891

Classified loans	28,920	30,600	32,804	46,735	47,645
Classified securities	791	883	1,093	1,404	2,438
Other real estate owned	6,747	7,763	9,449	5,883	6,797
Total classified assets	$36,458	$39,246	$43,346	$54,022	$56,880

As a percentage of Total Assets	2.69%	2.94%	3.79%	4.99%	5.56%
As a percentage of Risk Based Capital	23.91%	26.13%	30.19%	39.30%	43.11%

The allowance for loan losses was 0.91% of gross loans at March 31, 2017 and December 31, 2016. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as reductions in classified assets and delinquency, were offset by increases in other qualitative factors, such as concentration to capital factors. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate.

The following is a breakdown of the Company’s general and specific allowances as a percentage of gross loans at March 31, 2017 and December 31, 2016, respectively:

(dollar in thousands)	March 31, 2017	% of Gross Loans	December 31, 2016	% of Gross Loans

General Allowance	$8,444	0.76%	$8,571	0.79%
Specific Allowance	1,665	0.15%	1,289	0.12%
Total Allowance	$10,109	0.91%	$9,860	0.91%

The historical loss experience factor is tracked over various time horizons for each portfolio segment. The following table provides net charge-offs as a percentage of average loans for the three months ended March 31, 2017 and 2016, respectively, and a five-year trend:

	Three Months Ended March 31,		Years Ended December 31,
(dollars in thousands)	2017	2016	2016	2015	2014	2013	2012
Average loans	$1,082,401	$919,058	$988,288	$874,186	$819,381	$741,369	$719,798
Net charge-offs	132	376	1,039	1,374	2,309	1,049	1,937
Net charge-offs to average loans	0.05%	0.16%	0.11%	0.16%	0.28%	0.14%	0.27%

About The Community Financial Corporation - The Company is the bank holding company for Community Bank of the Chesapeake. Headquartered in Waldorf, Maryland, Community Bank of the Chesapeake is a full-service commercial bank, with assets over $1.3 billion.  Through its 12 branches and five commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and 11 branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and Central Park and downtown Fredericksburg, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of litigation that may arise, market disruptions and other effects of terrorist activities and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2016. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited as of March 31, 2017. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share amounts )	2017	2016
Interest and Dividend Income
Loans, including fees	$11,970	$10,545
Interest and dividends on investment securities	946	763
Interest on deposits with banks	6	4
Total Interest and Dividend Income	12,922	11,312

Interest Expense
Deposits	1,269	1,095
Short-term borrowings	147	38
Long-term debt	832	786
Total Interest Expense	2,248	1,919

Net Interest Income	10,674	9,393
Provision for loan losses	380	427
Net Interest Income After Provision For Loan Losses	10,294	8,966

Noninterest Income
Loan appraisal, credit, and miscellaneous charges	47	61
Net gains on sale of OREO	27	5
Income from bank owned life insurance	191	196
Service charges	610	588
Total Noninterest Income	875	850
Noninterest Expense
Salary and employee benefits	4,313	4,152
Occupancy expense	653	589
Advertising	108	63
Data processing expense	577	554
Professional fees	337	425
Depreciation of furniture, fixtures, and equipment	199	196
Telephone communications	51	44
Office supplies	32	43
FDIC Insurance	166	243
OREO valuation allowance and expenses	195	301
Other	748	630
Total Noninterest Expense	7,379	7,240
Income before income taxes	3,790	2,576
Income tax expense	1,448	968
Net Income	$2,342	$1,608

Earnings Per Common Share
Basic	$0.51	$0.35
Diluted	$0.51	$0.35
Cash dividends paid per common share	$0.10	$0.10

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Three Months Ended March 31,
		2017			2016
			Average			Average
	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,082,401	$11,970	4.42%	$919,058	$10,545	4.59%
Investment securities, federal funds
sold and interest-bearing deposits	172,131	952	2.21%	154,781	767	1.98%
Total Interest-Earning Assets	1,254,532	12,922	4.12%	1,073,839	11,312	4.21%
Cash and cash equivalents	11,289			9,312
Other assets	71,993			71,331
Total Assets	$1,337,814			$1,154,482

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$51,419	$6	0.05%	$46,596	$12	0.10%
Interest-bearing demand and money
market accounts	412,077	308	0.30%	346,838	255	0.29%
Certificates of deposit	440,527	953	0.87%	396,502	828	0.84%
Long-term debt	61,882	366	2.37%	51,926	345	2.66%
Short-term debt	77,878	147	0.76%	34,790	38	0.44%
Subordinated Notes	23,000	359	6.24%	23,000	359	6.24%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	108	3.60%	12,000	82	2.73%

Total Interest-Bearing Liabilities	1,078,783	2,247	0.83%	911,652	1,919	0.84%

Noninterest-bearing demand deposits	142,189			133,021
Other liabilities	10,101			8,865
Stockholders' equity	106,741			100,944
Total Liabilities and Stockholders' Equity	$1,337,814			$1,154,482

Net interest income		$10,675			$9,393

Interest rate spread			3.29%			3.37%
Net yield on interest-earning assets			3.40%			3.50%
Ratio of average interest-earning assets
to average interest bearing liabilities			116.29%			117.79%
Cost of funds			0.74%			0.73%
Cost of deposits			0.48%			0.47%
Cost of debt			2.24%			2.71%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2017
(dollars in thousands)	(Unaudited)	December 31, 2016
Assets
Cash and due from banks	$9,301	$9,948
Interest-bearing deposits with banks	1,487	1,315
Securities available for sale (AFS), at fair value	57,042	53,033
Securities held to maturity (HTM), at amortized cost	104,965	109,247
Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) stock - at cost	7,703	7,235
Loans receivable - net of allowance for loan losses of $10,109 and $9,860	1,104,369	1,079,519
Premises and equipment, net	22,246	22,205
Premises and equipment held for sale	345	345
Other real estate owned (OREO)	6,747	7,763
Accrued interest receivable	4,023	3,979
Investment in bank owned life insurance	28,817	28,625
Other assets	9,028	11,043
Total Assets	$1,356,073	$1,334,257

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$149,410	$144,877
Interest-bearing deposits	902,379	893,948
Total deposits	1,051,789	1,038,825
Short-term borrowings	97,500	79,000
Long-term debt	55,544	65,559
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000
Accrued expenses and other liabilities	9,674	11,447
Total Liabilities	1,249,507	1,229,831

Stockholders' Equity
Common stock - par value $.01; authorized - 15,000,000 shares;
issued 4,641,342 and 4,633,868 shares, respectively	46	46
Additional paid in capital	47,511	47,377
Retained earnings	59,979	58,100
Accumulated other comprehensive loss	(801)	(928)
Unearned ESOP shares	(169)	(169)
Total Stockholders' Equity	106,566	104,426
Total Liabilities and Stockholders' Equity	$1,356,073	$1,334,257

THE COMMUNITY FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA

	Three Months Ended (Unaudited)
	March 31, 2017	March 31, 2016
KEY OPERATING RATIOS
Return on average assets	0.70%	0.56%
Return on average common equity	8.78	6.37
Average total equity to average total assets	7.98	8.74
Interest rate spread	3.29	3.37
Net interest margin	3.40	3.50
Cost of funds	0.74	0.73
Cost of deposits	0.48	0.47
Cost of debt	2.24	2.71
Efficiency ratio	63.89	70.68
Non-interest expense to average assets	2.21	2.51
Net operating expense to average assets	1.94	2.21
Avg. int-earning assets to avg. int-bearing liabilities	116.29	117.79
Net charge-offs to average loans	0.05	0.16
COMMON SHARE DATA
Basic net income per common share	$0.51	$0.35
Diluted net income per common share	0.51	0.35
Cash dividends paid per common share	0.10	0.10
Weighted average common shares outstanding:
Basic	4,628,357	4,594,683
Diluted	4,630,398	4,624,603

	(Unaudited)
(dollars in thousands, except per share amounts)	March 31, 2017	December 31, 2016	$ Change	% Change
ASSET QUALITY
Total assets	$1,356,073	$1,334,257	$21,816	1.6%
Gross loans	1,113,742	1,088,982	24,760	2.3
Classified Assets	36,458	39,246	(2,788)	(7.1)
Allowance for loan losses	10,109	9,860	249	2.5

Past due loans (PDLs) (31 to 89 days)	231	1,034	(803)	(77.7)
Nonperforming loans (NPLs) (>=90 days)	7,168	7,705	(537)	(7.0)

Non-accrual loans (a)	7,830	8,374	(544)	(6.5)
Accruing troubled debt restructures (TDRs) (b)	10,264	10,448	(184)	(1.8)
Other real estate owned (OREO)	6,747	7,763	(1,016)	(13.1)
Non-accrual loans, OREO and TDRs	$24,841	$26,585	$(1,744)	(6.6)
ASSET QUALITY RATIOS
Classified assets to total assets	2.69%	2.94%
Classified assets to risk-based capital	23.91	26.13
Allowance for loan losses to total loans	0.91	0.91
Allowance for loan losses to nonperforming loans	141.03	127.97
Past due loans (PDLs) to total loans	0.02	0.09
Nonperforming loans (NPLs) to total loans	0.64	0.71
Loan delinquency (PDLs + NPLs) to total loans	0.66	0.80
Non-accrual loans to total loans	0.70	0.77
Non-accrual loans and TDRs to total loans	1.62	1.73
Non-accrual loans and OREO to total assets	1.07	1.21
Non-accrual loans, OREO and TDRs to total assets	1.83	1.99
COMMON SHARE DATA
Book value per common share	$22.96	$22.54
Common shares outstanding at end of period	4,641,342	4,633,868
OTHER DATA
Full-time equivalent employees	165	162
Branches	12	12
Loan Production Offices	5	5
REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	8.91%	9.02%
Tier 1 common capital to risk-weighted assets	9.62	9.54
Tier 1 capital to risk-weighted assets	10.69	10.62
Total risk-based capital to risk-weighted assets	13.66	13.60

(a) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments.

(b) At March 31, 2017 and December 31, 2016, the Bank had total TDRs of $14.8 million and $15.1 million, respectively, with $4.6 million and $4.7 million, respectively, in non-accrual status. These loans are classified as non-accrual loans for the calculation of financial ratios.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)
Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2017	2016	2016	2016	2016
Interest and Dividend Income
Loans, including fees	$11,970	$11,744	$11,460	$11,170	$10,545
Interest and dividends on securities	946	835	758	752	763
Interest on deposits with banks	6	5	5	6	4
Total Interest and Dividend Income	12,922	12,584	12,223	11,928	11,312

Interest Expense
Deposits	1,269	1,210	1,209	1,182	1,095
Short-term borrowings	147	73	36	49	38
Long-term debt	832	828	834	802	786
Total Interest Expense	2,248	2,111	2,079	2,033	1,919

Net Interest Income (NII)	10,674	10,473	10,144	9,895	9,393
Provision for loan losses	380	670	698	564	427

NII After Provision For Loan Losses	10,294	9,803	9,446	9,331	8,966

Noninterest Income
Loan appraisal, credit, and misc. charges	47	66	60	102	61
Gain on sale of asset	-	8	-	4	-
Net (losses) gains on sale of OREO	27	4	3	(448)	5
Net (losses) gains on sale of investment securities	-	(8)	-	39	-
Income from bank owned life insurance	191	196	199	198	196
Service charges	610	625	580	882	588
Total Noninterest Income	875	891	842	777	850

Noninterest Expense
Salary and employee benefits	4,313	4,193	4,268	4,197	4,152
Occupancy expense	653	666	597	636	589
Advertising	108	138	290	156	63
Data processing expense	577	589	544	580	554
Professional fees	337	455	308	380	425
Depr.of furniture, fixtures, and equipment	199	204	206	206	196
Telephone communications	51	41	43	46	44
Office supplies	32	31	33	29	43
FDIC Insurance	166	97	215	184	243
OREO valuation allowance and expenses	195	252	203	105	301
Other	748	650	604	773	630
Total Noninterest Expense	7,379	7,316	7,311	7,292	7,240

Income before income taxes	3,790	3,378	2,977	2,816	2,576
Income tax expense	1,448	1,356	1,014	1,078	968
Net Income	$2,342	$2,022	$1,963	$1,738	$1,608

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2017	2016	2016	2016	2016
KEY OPERATING RATIOS
Return on average assets	0.70%	0.62%	0.63%	0.57%	0.56%
Return on average common equity	8.78	7.68	7.48	6.79	6.37
Average total equity to average total assets	7.98	8.11	8.37	8.46	8.74
Interest rate spread	3.29	3.33	3.34	3.40	3.37
Net interest margin	3.40	3.45	3.47	3.52	3.50
Cost of funds	0.74	0.71	0.73	0.74	0.73
Cost of deposits	0.48	0.47	0.48	0.49	0.47
Cost of debt	2.24	2.26	2.63	2.66	2.71
Efficiency ratio	63.89	64.38	66.55	68.33	70.68
Non-interest expense to average assets	2.21	2.26	2.33	2.41	2.51
Net operating expense to average assets	1.94	1.98	2.06	2.15	2.21
Avg. int-earning assets to avg. int-bearing liabilities	116.29	117.37	117.49	117.61	117.79
Net charge-offs to average loans	0.05	0.18	0.06	0.02	0.16
COMMON SHARE DATA
Basic net income per common share	$0.51	$0.44	$0.43	$0.38	$0.35
Diluted net income per common share	0.51	0.44	0.42	0.38	0.35
Cash dividends paid per common share	0.10	0.10	0.10	0.10	0.10
Weighted average common shares outstanding:
Basic	4,628,357	4,574,707	4,590,644	4,590,444	4,594,683
Diluted	4,630,398	4,606,676	4,622,579	4,617,794	4,624,603

ASSET QUALITY
Total assets	$1,356,073	$1,334,257	$1,281,874	$1,233,401	$1,176,913
Gross loans	1,113,742	1,088,982	1,051,419	1,005,068	945,144
Classified Assets	36,458	39,246	40,234	41,370	44,512
Allowance for loan losses	10,109	9,860	9,663	9,106	8,591

Past due loans (PDLs) (31 to 89 days)	231	1,034	723	821	983
Nonperforming loans (NPLs) (>=90 days)	7,168	7,705	7,778	9,540	9,703

Non-accrual loans	7,830	8,374	8,455	10,224	10,392
Accruing troubled debt restructures (TDRs)	10,264	10,448	10,595	10,878	12,327
Other real estate owned (OREO)	6,747	7,763	8,620	8,460	11,038
Non-accrual loans, OREO and TDRs	$24,841	$26,585	$27,670	$29,562	$33,757
ASSET QUALITY RATIOS
Classified assets to total assets	2.69%	2.94%	3.14%	3.35%	3.78%
Classified assets to risk-based capital	23.91	26.13	27.08	28.25	30.79
Allowance for loan losses to total loans	0.91	0.91	0.92	0.91	0.91
Allowance for loan losses to nonperforming loans	141.03	127.97	124.24	95.45	88.54
Past due loans (PDLs) to total loans	0.02	0.09	0.07	0.08	0.10
Nonperforming loans (NPLs) to total loans	0.64	0.71	0.74	0.95	1.03
Loan delinquency (PDLs + NPLs) to total loans	0.66	0.80	0.81	1.03	1.13
Non-accrual loans to total loans	0.70	0.77	0.80	1.02	1.10
Non-accrual loans and TDRs to total loans	1.62	1.73	1.81	2.10	2.40
Non-accrual loans and OREO to total assets	1.07	1.21	1.33	1.51	1.82
Non-accrual loans, OREO and TDRs to total assets	1.83	1.99	2.16	2.40	2.87

COMMON SHARE DATA
Book value per common share	$22.96	$22.54	$22.33	$22.01	$21.70
Common shares outstanding at end of period	4,641,342	4,633,868	4,656,989	4,651,486	4,652,292

OTHER DATA
Full-time equivalent employees	165	162	166	167	168
Branches	12	12	12	12	12
Loan Production Offices	5	5	5	5	5

REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	8.91%	9.02%	9.22%	9.43%	9.77%
Tier 1 common capital to risk-weighted assets	9.62	9.54	9.75	10.01	9.96
Tier 1 capital to risk-weighted assets	10.69	10.62	10.87	11.18	11.14
Total risk-based capital to risk-weighted assets	13.66	13.60	13.94	14.32	14.26

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265